UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials

                                APA OPTICS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________

     [_]  Fee paid previously with preliminary materials:
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

________________________________________________________________________________
          2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
          3)   Filing Party:

________________________________________________________________________________
          4)   Date Filed:

________________________________________________________________________________

                                APA OPTICS, INC.
                               2950 N.E. 84TH LANE
                             BLAINE, MINNESOTA 55449


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


TO OUR SHAREHOLDERS:

         The 2003 Annual Meeting of the shareholders of APA Optics, Inc., a Minnesota corporation (the "Company"), will be held at the Four Points Sheraton, 1330 Industrial Boulevard, Minneapolis, Minnesota 55431, on August 21, 2003, at 3:30 p.m., Central Daylight Time, to consider and vote upon the following matters:

         1. Election of five directors.

         2. Such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         We have fixed the close of business on July 7, 2003, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Our transfer books will not be closed.

         Whether or not you expect to be present personally at the Annual Meeting, please complete, date, sign, and return the accompanying Proxy in the enclosed, self-addressed envelope at your earliest convenience. This will insure your participation in the decisions to be made by the shareholders. We sincerely hope that all shareholders who can attend the Annual Meeting will do so.

                                    BY ORDER OF THE BOARD OF DIRECTORS

                                    /s/ Kenneth A. Olsen

                                    Kenneth A. Olsen
                                    Secretary

July 17, 2003

                                TABLE OF CONTENTS



SOLICITATION AND REVOCATION OF PROXIES.......................................1

BOARD RECOMMENDATIONS........................................................2

VOTING RIGHTS................................................................2

OWNERSHIP OF COMMON STOCK....................................................2

PROPOSAL 1:  ELECTION OF DIRECTORS...........................................4

EXECUTIVE COMPENSATION.......................................................7

CERTAIN RELATIONSHIPS AND TRANSACTIONS......................................10

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.....................11

RELATIONSHIP WITH INDEPENDENT AUDITORS......................................12

OTHER MATTERS...............................................................13

SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING...............................13

ADDITIONAL INFORMATION......................................................14



APPENDIX A:  AUDIT COMMITTEE CHARTER

                                APA OPTICS, INC.
                               2950 N.E. 84TH LANE
                             BLAINE, MINNESOTA 55449

                                -----------------

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                                 AUGUST 21, 2003
                                -----------------

                     SOLICITATION AND REVOCATION OF PROXIES

         The accompanying Proxy is solicited by the Board of Directors of APA Optics, Inc. (the "Company") in connection with the 2003 Annual Meeting of the Shareholders of the Company, to be held on August 21, 2003, at 3:30 p.m. Minneapolis time, at the Four Points Sheraton, 1330 Industrial Boulevard, Minneapolis, Minnesota 55431 and any adjournments thereof. This Proxy Statement is first being mailed to shareholders on or about July 17, 2003.

HOW TO VOTE

     o By signing and returning the enclosed proxy card, you will be giving your proxy to our board of directors and authorizing them to vote your shares.

HOW YOUR PROXY WILL BE VOTED

     o Unless revoked, all properly executed Proxies will be voted as specified. Proxies that are signed but that lack any specification will, subject to the following, be voted FOR all nominees for director. If any other matters properly come before the Annual Meeting, or if any of the persons named to serve as directors should decline or be unable to serve, the persons named in the Proxy will vote in accordance with their discretion.

HOW TO REVOKE YOUR PROXY

     o You have the power to revoke your proxy at any time before the convening of the Annual Meeting. Revocations of proxy will be honored if received by us, at the Company, addressed to the attention of Anil
          K. Jain, on or before August 20, 2003. In addition, on the day of the meeting, prior to the convening thereof, revocations may be delivered to the tellers who will be seated at the door of the meeting room.

ABSTENTIONS

     o If you abstain from voting as to any matter, your shares shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal.

BROKER NON-VOTES

     o If a broker turns in a "non-vote" Proxy, indicating a lack of voting instruction by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote Proxy will be considered present at the meeting for purposes of determining a quorum but will not be considered to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

COST OF SOLICITATION

     o We will pay all expenses in connection with the solicitation of proxies. Proxies are being solicited primarily by mail, but officers, directors, and other employees of the Company may also solicit proxies by telephone, telegraph, or personal calls. No extra compensation will be paid by us for such solicitation. We may reimburse brokers, banks, and other nominees holding shares for others for the cost of forwarding proxy materials to, and obtaining proxies from, their principals.

                              BOARD RECOMMENDATIONS

         The Board of Directors unanimously recommends that you vote FOR election of each nominee.

         VOTING RIGHTS

         Only shareholders of record at the close of business on July 7, 2003, are entitled to notice of and to vote at the meeting or any adjournment thereof. As of that date, we had issued and outstanding 11,872,331 shares of common stock. Each holder of record of our common stock is entitled to one vote for each share registered in the shareholder's name as of the record date. The Articles of Incorporation of the Company do not grant the shareholders the right to vote cumulatively for the election of directors. No shareholder will have appraisal rights or similar dissenter's rights as a result of any matters expected to be voted on at the meeting.

         The presence in person or by proxy of holders of a majority of the shares of common stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business.

                            OWNERSHIP OF COMMON STOCK
         The following table shows as of July 7, 2003, the stock ownership of
(i) all persons known by us to be beneficial owners of more than five percent of our outstanding shares of common stock, (ii) each director and each nominee for election as a director, (iii) the Named

Executive Officers (as defined below under the caption "Executive
Compensation"), and (iv) all current directors and executive officers as a group:

       Name and Address of               Number of Shares        Percentage of
        Beneficial Owner                Beneficially Owned    Outstanding Shares
        ----------------                ------------------    ------------------


        Anil K. Jain                           1,670,502(l)         14.1
        2950 N.E. 84th Lane
        Blaine, Minnesota 55449

        Kenneth A. Olsen                         742,832(2)          6.3
        2950 N.E. 84th Lane
        Blaine, Minnesota 55449

        David Peters                               -0-                *
        2950 N.E. 84th Lane
        Blaine, Minnesota 55449

        Herman Lee                               761,700             6.4
        20152 Highway 9N
        Borup, Minnesota 56519

        John G. Reddan                             -0-                *
        148 Canabury Court
        Little Canada, Minnesota 55117

        Ronald G. Roth                           304,800(3)          2.6
        19 East Oaks Road
        North Oaks, MN 55127

        Stephen A. Zuckerman, M.D.                13,000(3)           *
        2828 Kenwood Isles Drive
        Minneapolis, MN  55408

        All current directors and executive    2,731,134 (3)(4)     23.0
        officers as a group (6 persons)


*      Less than 1%.
(1) Includes 5,250 shares held by Dr. Jain as custodian for minor relatives. Dr. Jain disclaims beneficial ownership of such shares.
(2) Includes 19,332 shares held in trusts for Anil K. Jain's children, of which Mr. Olsen serves as trustee. Mr. Olsen disclaims beneficial ownership of such shares.
(3) Includes 5,000 shares that may be acquired upon exercise of options that are or will become exercisable within sixty days of the record date.
(4) Includes shares that may be acquired upon exercise of options that are or will become exercisable within sixty days of the record date.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

         Our Board of Directors has nominated the individuals listed below for election as directors, each to serve until the next annual meeting of the shareholders and until his successor is elected and qualified or until his earlier resignation or removal. All of the nominees are currently directors. John G. Reddan was elected to the Board in November 2002 to fill the vacancy created by the resignation of Greg Von Wald.

         Unless instructed not to vote for the election of directors or not to vote for any specific nominee, your proxy will be voted to elect the listed nominees. If any nominee withdraws as a candidate or is otherwise unavailable to stand for election at the meeting, the named proxies will vote for such other persons as they may determine, in their discretion. We do not anticipate that any candidate will withdraw.

         The following information is provided with respect to the nominees for directors:

         Name                               Age              Director Since
         ----                               ---              --------------

         Anil K. Jain                        57                   1979
         Kenneth A. Olsen                    59                   1980
         Ronald G. Roth                      58                   2002
         Stephen A. Zuckerman, M.D.          61                   2002
         John G. (Jack) Reddan               73                   2002

         Dr. Anil K. Jain has been president of the Company since 1979, Chairman of the Board since 1987, and chief executive officer since 1988. He also served as chief financial officer and treasurer until August 2000. Dr. Jain is a past director and former chairman of Minnesota Project Innovation, Inc., a nonprofit corporation.

         Kenneth A. Olsen has been secretary of the Company since 1983 and vice president since 1992. Mr. Olsen manages the Company's optics fabrication operations. Prior to joining the Company in 1979, Mr. Olsen had been employed at 3M since 1966.

         Ronald G. Roth was Chairman of the Board and Chief Executive Officer of Waste Systems Corp., a privately held waste hauling and disposal company, for 25 years prior to its sale to a national sold waste management company in 1995. From 1995 to 2001, he was Chairman of the Board of Access Cash International L.L.C., a North American provider of ATMs and related processing and financial services until its sale to a national payment and technology solutions company. Since 1990 he has been an owner of, and has served in various capacities, including director and officer, with Phillips Recycling Systems, a privately held regional recycling service provider in Minnesota. Mr. Roth graduated with a B.A. in Marketing from Michigan State University.

         Dr. Stephen L. Zuckerman served as a director of the Company from January 1986 through August 1991 and was reappointed to the Board in February 2002. Dr. Zuckerman is Chief of Internal Medicine at Aspen Medical Group East Lake Street Clinic, and in addition, has been actively involved for many years with developing companies in the high tech area. He served as chairman of the board of ProtaTek International Inc., a biotechnology company manufacturing for the human and veterinary marketplace, from 1984 to 1987, as co-founder and chairman of the board of Hypertension Diagnostic Inc., also a biotechnology company that has developed a methodology for early detection of blood vessel disorders, from 1988 to 1991, and was a member of the board of Biosensor Inc. (1989 to 1991) and Micromedics Inc. (1986 to 1991 and February 2002 to present). From 1982 to 1995 Dr. Zuckerman was president of M-T Venture Capital Fund, Inc., a Minnesota corporation created to invest in early-stage biotechnology and medical technology companies. Since 1976, Dr. Zuckerman has consulted in the health care delivery field, focusing his efforts on the regionalization of health care services. He was the designer, founder and director of the University of Minnesota Hospitals' Outreach Program from 1976 to 1984. Besides his internal medicine practice, Dr. Zuckerman presently is chairman of the board of The Foundation for Rural Health Care, a nonprofit organization that owns and manages three rural nursing homes, and a member of the board of Micromedics, Inc. He is also president of M-T Venture Capital Fund II, Inc. and chairman of the board of The University Film Society (2000 to present), Minneapolis, Minnesota.

         John G. (Jack) Reddan joined the Board of Directors in November 2002 to fill the vacancy created by the resignation of Greg Von Wald at the end of September 2002. Mr. Reddan, retired, has worked as a volunteer with the Presbytery of the Twin Cities Area (Presbyterian Church USA) in computer application, hardware and software support, and accounting and finance. From 1992 to 1994, immediately following his retirement from Unisys Corp., he worked as a volunteer with the Presbyterian Border Ministries in McAllen, Texas in multiple capacities, including accounting consulting, which he continued until 1999. His last position at Unisys (1986 until retirement in 1991) was as Program Manager - Communication Systems, where he was responsible for budgets, procurement, and administration of hardware and software development. During his career with Unisys (then known as Sperry Univac) he served as General Manager of its division in Brazil (1970-1973) and as European regional manager for sales to the U.S. government and military in Frankfurt, Germany (1967-1969).

         BOARD MEETINGS. The Board of Directors held seven meetings during fiscal 2002. All directors attended at least 85% of the meetings of the Board of Directors and of each committee on which they served.

COMMITTEES

         The Company has an audit committee and a compensation committee, each of which is comprised of all non-employee (outside directors). The members of these committees during fiscal 2003 were as follows:

         Audit Committee                  Compensation Committee
         ---------------                  ----------------------

         Gregory Von Wald (1)             Gregory Von Wald
         Ronald Roth (2)                  Ronald Roth, Chairman (2)(3)
         Stephen Zuckerman (2)            Stephen Zuckerman (2)
         Jack Reddan, Chairman (3)(4)     Jack Reddan (4)

         (1) Mr. Von Wald resigned from the Board of Directors and all committees on September 30, 2002.
         (2) Appointed February 5, 2002.
         (3) Became chairman effective upon appointment to the committee.
         (4) Appointed November 14, 2002.

         AUDIT COMMITTEE. The Audit Committee is responsible for meeting with the Company's independent public accountants to discuss the annual audit and related accounting and financial matters. The audit committee held four meetings in fiscal 2003. The Audit Committee operates under a written charter adopted by the Board of Directors and the Audit Committee. The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process; management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, the Company's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. See "RELATIONSHIP WITH INDEPENDENT AUDITORS - Report of Audit Committee" below, and the Audit Committee Charter filed as Appendix A to this Proxy Statement.

         COMPENSATION COMMITTEE. The compensation committee develops general compensation policies and establishes compensation plans and specific compensation levels for executive officers. The compensation committee met once during fiscal 2003 to consider the compensation of the executive officers. See "EXECUTIVE COMPENSATION - Report of Compensation Committee" below.

         COMPENSATION OF DIRECTORS. Each director who is not also an employee of the Company receives an annual director's fee of $5,000 and $500 for each Board or committee meeting attended (subject to a maximum of $500 per day). We paid a total of $25,500 in directors' fees for services rendered during fiscal 2003.

         Under the terms of our Stock Option Plan for Nonemployee Directors, each director who is not otherwise an employee of the Company receives annually, on the first business day following the annual shareholders' meeting or, if earlier, on September 1, an option to purchase 5,000 shares of common stock. The exercise price for the option equals the fair market value of the stock on the date of grant. Each option becomes exercisable on the earlier of the date of the next annual shareholders' meeting or one year from the date of grant and is exercisable for a period of four years thereafter. During fiscal 2003, options to purchase 10,000 shares at $2.00 per share and 5,000 shares at $1.55 per share were awarded to nonemployee directors pursuant to this Plan.

                             EXECUTIVE COMPENSATION

         SUMMARY COMPENSATION TABLE. The following table sets forth certain information regarding compensation paid during each of our last three fiscal years to our chief executive officer (the "Named Executive Officer"). No other executive officer had total annual compensation in fiscal 2003 (based on salary and bonus) which exceeded $100,000.

                                           Annual Compensation
Name                               Fiscal  -------------------       All Other
Principal Positions                 Year   Salary        Bonus     Compensation
-------------------                 ----   ------        -----     ------------

Anil K. Jain                        2003  $186,831     $      0     $5,506 (3)
    President and Chief Executive   2002   179,790       20,000 (1)  8,758 (3)
    Officer                         2001   147,015       83,025 (2)  8,260 (3)

(1)      Bonus for fiscal year 2001 paid in fiscal year 2002.
(2) Includes payment of special bonus of $68,850 for services in fiscal 2001 and bonus of $14,175 for fiscal 1999.
(3) Consists of Company contribution on Dr. Jain's behalf to 401(k) plan and an auto allowance.

         CHANGE OF CONTROL ARRANGEMENT. We have an agreement with Anil K. Jain providing for certain benefits in the event of a change in control of the Company. If, following a change in control (as defined in the agreement), Dr. Jain's employment is terminated within 36 months other than for "cause" (as defined) or as a result of his retirement, disability, or death, or if Dr. Jain terminates his employment for "good reason" (as defined), he is to receive a lump sum payment equal to two and one-half times his annualized includable compensation for the base period (as defined in Section 280G(d) of the Internal Revenue Code of 1986, as amended). "Good reason" includes certain changes in Dr. Jain's duties, responsibilities, status, salary, benefits, and other similar terms of his employment made without his consent. A "change in control" for purposes of the agreement includes a consolidation or merger of the Company in which the Company is not the continuing or surviving corporation, any sale, lease, exchange, or transfer of all or substantially all of the assets of the Company, approval by the shareholders of any plan or proposal for liquidation or dissolution of the Company, the acquisition by any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) of beneficial ownership of 30% or more of the Company's outstanding common stock, or a change in the board of directors of the Company during any period of two consecutive years such that individuals who at the beginning of such period constituted the entire Board of Directors cease for any reason to constitute a majority (with certain exceptions).

         In addition, we have an agreement with Dr. Jain providing that upon the occurrence of a change in control, in conjunction with a change in Dr. Jain's current position, other than by voluntary resignation, Dr. Jain will have the option to request the Company to purchase from him a number of shares of his common stock equal to up to 4% of the shares of common stock outstanding immediately prior to the change in control at a price per share equal to the highest per share price paid in connection with the change in control event or the highest price paid in the public market within the twelve months preceding Dr. Jain's exercise of the option. This option is effective for a period of twelve months after the change in control.

OPTION GRANTS IN LAST FISCAL YEAR

         No options were granted to the Named Executive Officer during the 2003 fiscal year.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

         The following table provides information relating to option exercises during fiscal 2003 and the number and value of shares of common stock subject to options held by the Named Executive Officer as of March 31, 2003.


                                                NUMBER OF SHARES           VALUE OF UNEXERCISED
                                             UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS AT
                 SHARES                    OPTIONS AT FISCAL YEAR-END         FISCAL YEAR-END
              ACQUIRED ON       VALUE      ---------------------------   ---------------------------
NAME            EXERCISE      REALIZED     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----            --------      --------     -----------   -------------   -----------   -------------
Anil K. Jain      -0-            -0-           -0-            -0-            -0-           -0-



REPORT OF THE COMPENSATION COMMITTEE

         COMPENSATION POLICY. In determining the Company's executive compensation policy and levels, the compensation committee seeks to attract and retain qualified executive officers, motivate executive officers to improve the Company's performance, and reward executive officers for individual contributions to the achievement of the Company's business objectives. The committee attempts to achieve these goals by combining annual base salaries with bonuses based on corporate performance and on the achievement of specified performance objectives. The compensation committee believes that cash compensation in the form of salary and bonus provides executives with short-term rewards for success in operations. The compensation committee also believes that long-term compensation through the award of stock options encourages growth in management stock ownership which leads to expansion of management's stake in the long-term performance and success of the Company.

         BASE SALARY. In determining the base salary of each of the executive officers, the Company relies on information regarding salaries paid to executive officers with comparable responsibilities employed by companies with comparable businesses and also takes into account the Company's cash needs. In fiscal 2003, the base salary of the executive officers was increased by an average of 2.0%.

         BONUSES. Annual incentives for the Chief Executive Officer and the other executive officers are intended to reward the attainment of annually established goals in various areas over which the individual officer has significant influence or control, including product development, product manufacturing, sales levels and others. No bonuses were or will be paid to the executive officers for fiscal 2002 or in fiscal 2003.

         STOCK OPTIONS. To date, because the Chief Executive Officer owns a significant percentage of the Company's outstanding common stock, he has not been awarded options. Options have been awarded to other management employees.

         COMPENSATION OF CHIEF EXECUTIVE OFFICER. The compensation committee believes that the compensation of the Chief Executive Officer should reflect the Company's performance. In fiscal 2003, the annual base salary of the Company's Chief Executive Officer was increased to $183,600, or by 2%. No bonus was paid to the Chief Executive Officer for fiscal 2002 or fiscal 2003.

         SECTION 162 LIMITATION. The compensation committee has considered whether any revisions to the Company's executive compensation policy may be necessary due to provisions of Section 162 of the Internal Revenue Code, which limits to $1,000,000 the deductibility of compensation paid to certain executives. It is the current policy of the compensation committee to maximize, to the extent reasonably possible, the Company's ability to obtain a corporate tax deduction for compensation paid to executive officers of the Company to the extent consistent with the best interest of the Company and its shareholders.

    Ronald G. Roth          John G. Reddan     Stephen A. Zuckerman, M.D.
     Chairman

                      Members of the Compensation Committee






STOCK PERFORMANCE GRAPH

         The following performance graph compares the cumulative total returns for the Company's common stock, The Nasdaq Stock Market (U.S.) Index and The Nasdaq Non-Financial Index for the period from March 31, 1998 through March 31, 2003. The comparison assumes $100 was invested in the Company's Common Stock and in each index at the beginning of the period and reinvestment of dividends.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
          AMONG APA OPTICS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                       AND THE NASDAQ NON-FINANCIAL INDEX


                                    [CHART]

                                     BASE LINE                     CUMULATIVE TOTAL RETURN
                                     ---------      -----------------------------------------------------
                                       3/98          3/99        3/00        3/01        3/02        3/03

         APA Optics, Inc.             100.00        117.89      494.74      148.43       45.64      22.40
         Nasdaq Stock Market          100.00        135.08      250.99      100.0       101.32      74.37
         (U.S.)
         Nasdaq Non-Financial         100.00        139.72      273.29      102.21      100.33      70.92




                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

         SUBLEASE FOR COMPANY FACILITY. Effective December 1, 1984, we entered into a sublease for office and manufacturing space with Jain-Olsen Properties, a partnership consisting of Anil K. Jain and Kenneth A. Olsen, who are officers, directors, and principal shareholders of the Company. In fiscal 2000, we entered into an Amendment and Extension of the Sublease through November 30, 2004. Certain terms of the sublease are set forth in Note K of Notes to Financial Statements included in our 2003 Annual Report, which is being distributed with this Proxy Statement. We made rent and tax payments under the lease of $139,000 and $138,000 to Jain-Olsen Properties during fiscal 2003 and 2002, respectively, and we are obligated to make payments in fiscal 2004 of $140,000 in rent plus taxes. The sublease will expire in November 2004. We believe the lease terms are at least as favorable to us as terms we could have negotiated with an unrelated third party.

         KEY MAN INSURANCE. We maintain key man insurance in the amount of $2,000,000 on the life of Anil K. Jain and in the amount of $500,000 on the life of Kenneth A. Olsen, both of whom are directors and officers. Up to $500,000 of the proceeds of each policy is intended to be used to purchase shares of our common stock owned by the insured at the request of the personal representative of the insured's estate. The per share price for the repurchase will be the fair market value of the common stock as of the date of the event triggering the repurchase.

         SPLIT DOLLAR INSURANCE. In November 1989, we adopted a split dollar life insurance plan (the "1989 Plan") for the benefit of Anil K. Jain. Under the terms of the 1989 Plan, we pay the premiums on a $5 million insurance policy (the "Policy") on the lives of Dr. Jain and his spouse. The Policy is a whole life, joint and survivor policy, on which all premiums are paid by us and income is imputed to Dr. Jain in an amount equal to the term rate for his insurance as established by the insurer. No premium payments have been made since January 1996.

         The Policy is owned by the Jain Children's Irrevocable Trust dated November 28, 1989 (the "Trust"). The 1989 Plan is designed so that we will recover all premium payments and advances made by us on account of the Policy held by the Trust. Our interest in the premium payments and advances is secured by a collateral assignment of the Policy. Upon the death of the last to die of Dr. Jain and his spouse, we will be reimbursed from the insurance proceeds paid to the Trust in an amount equal to the total premiums and advances made by us. In the event the trustee of the Trust surrenders the Policy for its cash surrender value at some date in the future, we will be reimbursed for the premiums paid on the Policy.



             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company and any written representations that no Forms 5 were required, the Company believes that all reports required to be filed by its officers, directors, and greater than 10% beneficial shareholders under Section 16(a) of the Exchange Act were timely filed.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

CHANGE OF AUDITOR

         On March 8, 2002, the Audit Committee recommended, and the Board of Directors approved, the appointment of Grant Thornton LLP as our new independent accountant and auditor, replacing Ernst & Young LLP. The Company did not consult with Grant Thornton LLP on any matters related to accounting principles or practices, financial statement disclosures or audit procedures prior to selecting and appointing Grant Thornton LLP as its auditor.

         Ernst & Young LLP's reports on the Company's financial statements for the previous fiscal year ended March 31, 2001, did not contain any adverse disclaimer of opinion and were not qualified as to uncertainty, audit accounting principles. During the Company's two most recent fiscal years ended March 31, 2001 and the subsequent interim period ended March 2, 2002, (i) there were no disagreements between the Company and Ernst & Young LLP on any matter of accounting principle practices, financial statement disclosure or auditing scope or procedure if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to reference to the subject matter of the disagreement in connection with its reports and (ii) there were no "reportable events," as defined in Item 304(a)(1)(v) of Regulation S-K of the Securities and Exchange Commission. The decision to replace Ernst & Young LLP was not the result of any disagreement between the Company and Ernst & Young LLP on any matter of accounting principle or practice, financial disclosure or audit procedure.

         Grant Thornton LLP, independent auditors, audited the financial statements of the Company for the fiscal years ended March 31, 2003 and 2002. The Company anticipates that Grant Thornton LLP will be retained as the Company's independent auditors for fiscal 2004. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and would be available to respond to appropriate questions.

REPORT OF AUDIT COMMITTEE

         The Audit Committee of the Board of Directors is comprised of three nonemployee directors. All members are independent as defined under the rules of The Nasdaq Stock Market.

         The Audit Committee held three meetings during fiscal 2003. The meetings were designed to facilitate and encourage communication between the Audit Committee and the Company's independent auditors, Grant Thornton LLP.

         During these meetings, the Audit Committee reviewed and discussed the audited financial statements with management and the auditors.

         The discussions with the auditors also included the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The auditors also provided to the Audit Committee the written disclosures and the letter regarding their independence as required by the Independence Standards Board Standard No. 1. This information was discussed with the auditors.

         Based on these discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended March 31, 2003 be included in the Company's annual report on Form 10-K.

      Ronald G. Roth     John G. Reddan    Stephen A. Zuckerman, M.D.
                             Chairman

                         Members of the Audit Committee

INDEPENDENT AUDITORS' FEES

         AUDIT SERVICES. The Company paid Grant Thornton LLP related fees of $36,020 for the fiscal year ended March 31, 2003. These fees were paid for professional services related to the audit of the financial statements, reviews of quarterly financial statements included as part of the Company's Form 10-Q filings for the year and fees related to other miscellaneous regulatory filings.

         The Company paid no fees to Ernst & Young LLP for the fiscal year ended March 31, 2003.

         INFORMATION AND TECHNOLOGY SERVICES. The Company did not engage Ernst & Young LLP or Grant Thornton LLP for services related to information technology during the year ended March 31, 2003.

         OTHER NON-AUDIT SERVICES. For the year ended March 31, 2003, the Company was not billed by Ernst & Young LLP for any non-audit services. Grant Thornton LLP billed the Company $4,511 for tax return preparation fees.


                                  OTHER MATTERS

         We are not aware that any matter other than those described in the Notice of Meeting will be presented for action at the meeting. If, however, other matters do properly come before the meeting, it is the intention of Messrs. Jain and Olsen (the persons named as proxies) to vote the proxied shares in accordance with their best judgment on such matters.



                  SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

         The Company's 2004 Annual Meeting of Shareholders is expected to be held on or about August 19, 2004, and proxy materials in connection with that meeting are expected to be mailed on or about July 10, 2004. In order to be included in the Company's proxy materials for the 2004

Annual Meeting, shareholder proposals prepared in accordance with the proxy rules must be received by the Company on or before March 25, 2004.

         In addition, pursuant to the Company's Bylaws, a shareholder must give notice to the Company prior to May 25, 2004 of any nominations for director or any proposal which such shareholder intends to raise at the 2004 Annual Meeting. If the Company receives notice of such nomination or proposal on or after that date, such nomination or proposal will not be considered at the annual meeting.

         Additionally, if the Company receives notice of a shareholder proposal after June 2, 2004, it will be considered untimely pursuant to SEC Rules 14a-4 and 14a-5(e), and the persons named in the proxies solicited by the Board of Directors for the 2004 Annual Meeting may exercise discretionary voting power with respect to the proposal.



                             ADDITIONAL INFORMATION

         A copy of the Company's Report to Shareholders for the fiscal year ended March 31, 2003, accompanies this Notice of Annual Meeting and Proxy Statement.

         THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K (EXCLUSIVE OF EXHIBITS) FOR THE FISCAL YEAR ENDED MARCH 31, 2003, TO EACH PERSON WHO IS A SHAREHOLDER OF THE COMPANY AS OF JULY 7, 2003, UPON RECEIPT OF A WRITTEN REQUEST FOR SUCH REPORT. SUCH REQUESTS SHOULD BE SENT TO:

                                APA OPTICS, INC.
                              Attention: Secretary
                               2950 N.E. 84th Lane
                             Blaine, Minnesota 55449


                                    By Order of the Board of Directors

                                    /s/ Kenneth A. Olsen

                                    Kenneth A. Olsen
                                    Secretary
July 17, 2003

APPENDIX A


                                APA OPTICS, INC.



                             AUDIT COMMITTEE CHARTER



Objective
---------

The audit committee of the board of directors of APA shall use its best efforts to ensure the independence of the company's independent accountants, the integrity of management, and the adequacy of disclosure to the company's shareholders, potential shareholders, and the investment community.

MEMBERS

The audit committee shall be appointed annually by the board of directors, with its chairman (if any) to be selected by the committee. The committee shall have at least three members. Each member must also be a member of the board of directors. All of the committee members shall be "independent" and no member shall own or control 20% or more of the company's securities. A director is "independent" if he/she is an "independent director" as defined in the rules of the Nasdaq Stock Market, Inc., and any other exchange on which the company's securities are listed.

In selecting members of the audit committee, the board shall give consideration to each nominee's capacity to serve, business experience, knowledge of APA operations, finance, accounting, and auditing, facility in obtaining information by inquiry, and commitment and available time.

Each member shall have the ability to read and understand fundamental financial statements, and at least one member shall be an "audit committee financial expert" as defined in the rules of the Securities and Exchange Commission.

The committee shall annually elect one of its members as chairperson. The chairperson shall schedule meetings, preside over meetings, and report to the board.

Vacancies on the committee shall be filled by the board of directors.

Meetings
--------

The committee shall meet a minimum of 4 times per year and as scheduled by the committee chairman. A majority of members (at least 2 of 3) shall constitute a quorum. Each member shall be entitled to one vote. At the request of the committee, meetings may be held with members of management or the company's internal accounting staff or representatives of the company's independent accountants or consultants. The committee shall prepare and preserve written minutes of its meetings. The committee may appoint a committee member or a non-committee member as secretary. The committee may take action by conference telephone call, which shall constitute a meeting, or by written action signed by all members.

The activities and findings of the committee and minutes of committee meetings shall be made available to each member of the board.

AUTHORITY

The committee shall have unrestricted access to the company's personnel and records and will be given the resources to discharge its duties. The committee shall have the authority to engage independent counsel and other advisors, as it deems necessary, to carry out its duties. The committee may conduct investigations into significant matters brought to its attention during the conduct of its duties and may retain persons having special competence as necessary. The committee shall have the sole authority and responsibility to select, evaluate, and, where appropriate, replace the outside auditors. The committee also has the sole authority and responsibility to approve any significant non-audit relationship with the independent auditors.

Responsibility
--------------

While the fundamental responsibility for the company's financial statements and disclosures rests with management and the independent auditor, the audit committee must review:

     o major issues regarding accounting principles and financial statement presentations, including any significant changes in the company's selection or application of accounting principles, and major issues as to the adequacy of the company's internal controls and any special audit steps adopted in light of material control deficiencies;

     o analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

     o the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the company; and

     o earnings press releases (paying particular attention to any use of "pro forma," or "adjusted" non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies.

     o establish procedures for (1) the receipt, retention, and treatment of complaints received by the company regarding accounting, internal accounting controls, or auditing matters; and (2) the confidential, anonymous submission by employees of the company of concerns regarding questionable accounting or auditing matters.

The audit committee shall have such other responsibilities as may be designated to it from time to time by the board of directors. In addition, the audit committee shall annually review and assess the adequacy of its Charter and recommend to the board of directors any modifications in its duties and responsibilities.

Operations
----------

The audit committee shall:

     o Assist board oversight of (1) the integrity of the company's financial statements, (2) the company's compliance with legal and regulatory requirements, (3) the independent auditor's qualifications and independence, and (4) the performance of the company's independent auditors.

     o Prepare the report that SEC rules require be included in the company's annual proxy statement.

     o Retain and terminate the company's independent auditors (subject, if applicable, to shareholder ratification).

     o At least annually, obtain and review a report by the independent auditor describing: such firm's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor's independence) all relationships between the independent auditor and the company. The audit committee should present its conclusions with respect to the independent auditor to the full board

     o Discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     o Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The audit committee's responsibility to discuss earnings releases as well as financial information and earnings guidance may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made). The audit committee need not discuss in advance each earnings release or each instance in which the company may provide earnings guidance.

     o As appropriate, obtain advice and assistance from outside legal, accounting or other advisors.

     o Discuss policies with respect to risk assessment and risk management. The audit committee should analyze the company's major financial risk exposures and discuss with management the steps management has taken to monitor and control such exposures. The audit committee is not required to be the sole body responsible for risk assessment and management.

     o Periodically meet separately with management, with personnel responsible for the internal preparation of financial reports and records, and with independent auditors.

     o Review with the independent auditor any audit problems or difficulties and management's response. Among the items the audit committee may want to review with the auditor are: any accounting adjustments that were noted or proposed by the auditor but were "passed" (as immaterial or otherwise); any communications between the audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement; and any "management" or "internal control" letter issued, or proposed to be issued, by the audit firm to the company. The review should also include discussion of the responsibilities, budget and staffing of the company's internal financial functions.

     o Set clear hiring policies for employees or former employees of the independent auditors which shall comply in all respects with the rules of the Securities and Exchange Commission concerning independence of auditors and similar rules of any stock exchange on which the company's securities are listed.

     o Report regularly to the board of directors. The audit committee should review with the full board any issues that arise with respect to the quality or integrity of the company's financial statements, the company's compliance with legal or regulatory requirements, the performance and independence of the company's independent auditors, or the performance of the internal financial accounting.

     o    Annually evaluate the performance of the audit committee.

     o Review, discuss and report to the board of directors concerning changes, if any, made or proposed by the government, accounting profession, or the company relating to accounting principles and their applications that could materially affect the company.

     o Review, discuss and report to the board of directors concerning significant issues reviewed by legal counsel concerning litigation, contingencies, claims, or assessments.

     o Review, discuss and report to the board of directors concerning significant adjustments proposed by the independent accountants.

     o Inquire of the independent accountants as to whether there have been any disagreements with management which, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the company's financial statements.

     o Review unusual reporting issues prior to the issuance of any press release on financial results.

     o Advise the independent accountants and members of the internal accounting staff that they may communicate directly with any member of the committee on a confidential basis.

Internal Accounting Controls
----------------------------

The committee shall undertake such review as it deems necessary to ensure that there exists an effective system of internal accounting controls. Without limitation and as it deems appropriate, the committee shall:

     o Meet privately with the independent accountants and appropriate members of the company's financial staff to discuss pertinent matters.

     o Review with the chief financial officer the activities, organizational structure, and qualifications of the internal financial staff.

     o Inquire of the chief financial officer and independent accountants the extent to which their planned audit scope can be relied on to detect material weaknesses in internal controls or the occurrence of fraudulent financial reporting.

Corporate Compliance
--------------------

The committee shall conduct such review as it deems necessary to ensure that the company is maintaining effective controls against employee conflict of interest and fraud and is in reasonable compliance with related laws. Without limitation and as it deems appropriate, the committee shall:

     o Review management's program to monitor compliance with the company's code of conduct and the Foreign Corrupt Practices Act.

     o    Review significant related party transactions.

     o Review the policies and procedures in effect for the review of officer expenses and purchases.

     o Review periodically the impact of significant accounting or reporting developments that may affect the company.

     o Review any legal matters that could have a significant impact on the company's financial statements.

     o If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist.

Qualified Legal Compliance Committee
------------------------------------

The committee shall be the company's "qualified legal compliance committee" as defined in the rules of the Securities and Exchange Commission. In this capacity, the committee shall:

     o Adopt written procedures for the confidential receipt, retention and consideration of any report of a material violation of federal securities laws, breach of fiduciary duty or similar violations by the company or any officer, director, employee or agent of the company.

     o Inform the company's chief legal officer and chief executive officer of any report of evidence of a material violation.

     o Determine whether an investigation is necessary regarding any report of evidence of a material violation by the company, its officers, directors, employees or agents and, if it determines an investigation is necessary or appropriate:

          o    Notify the full board of directors;

          o Initiate an investigation, which may be conducted either by the chief legal officer (or the equivalent thereof) or by outside attorneys; and

          o Retain such additional expert personnel as the committee deems necessary.

     o    At the conclusion of any such investigation:

          o Recommend, by majority vote, that the company implement an appropriate response to evidence of a material violation;

          o Inform the chief legal officer and the chief executive officer (or the equivalents thereof) and the board of directors of the results of any such investigation and the appropriate remedial measures to be adopted; and

          o Acting by majority vote, take all other appropriate action, including the notification of the Securities and Exchange Commission in the event that the company fails in any material respect to implement an appropriate response that the qualified legal compliance committee has recommended.

Miscellaneous
-------------

As to other related matters, without limitation and as it deems appropriate, the committee shall:

     o Discuss with the independent accountants the quality of the company's financial and accounting personnel and any relevant recommendations that the independent accountants may have, including those in their "Report to Management."

     o Review the extent of nonaudit services provided by the independent accountants in relation to the objectivity needed in the audit.

     o Evaluate the cooperation received by the independent accountants during their audit examination, including the access to all requested records, data, and information and elicit the comments of management regarding the responsiveness of the independent accountants to the company's needs.

     o Request from outside auditors a formal written statement regarding all relationships between the outside auditors and the company.

     o Maintain an active dialogue with the outside auditors regarding any undisclosed relations or services that could affect the objectivity and independence of the outside auditors.

     o Take, or recommend that the board of directors take, appropriate action to oversee the outside auditors' independence.

                               APA OPTICS, INC.

                        ANNUAL MEETING OF SHAREHOLDERS

                                AUGUST 21, 2003



  APA OPTICS, INC.                                                        PROXY
--------------------------------------------------------------------------------
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


The undersigned hereby appoints Anil K. Jain and Kenneth A. Olsen, or either of them, proxies or proxy, with full power of substitution, to vote all shares of Common Stock of APA Optics, Inc. (the "Company") which the undersigned is entitled to vote at the 2003 Annual Meeting of Shareholders to be held at the Four Points Sheraton, 1330 Industrial Boulevard, Minneapolis, Minnesota 55431, August 21, 2003, at 3:30 p.m., Central Daylight Time, and at any adjournment thereof, as directed on the reverse side with respect to the proposals set forth herein, all as more fully described in the Proxy Statement, and upon any other matter that may properly come before the meeting or any adjournment thereof.
















                      SEE REVERSE FOR VOTING INSTRUCTIONS.

                               PLEASE DETACH HERE




1. Election of directors: 01 Anil K. Jain       04 Ronald G. Roth        [ ]  Vote FOR       [ ]  Vote WITHHELD
                          02 Kenneth A. Olsen   05 Stephen A. Zuckerman       all nominees        from all nominees
                          03 John G. Reddan                                   (except as marked)


(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,              ------------------------------------
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)             |                                  |
                                                                                     ------------------------------------

2.   Upon such other matters as may properly come before the meeting.

The power to vote granted by this Proxy may be exercised by Anil K. Jain and Kenneth A. Olsen, jointly or singly, or their substitute(s), who are present and acting at said Annual Meeting or any adjournment of said Annual Meeting.
The undersigned hereby revokes any and all prior proxies given by the undersigned to vote at this Annual Meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SHAREHOLDER'S INSTRUCTIONS. IF
THE SHAREHOLDER EXECUTES THIS PROXY BUT DOES NOT PROVIDE INSTRUCTIONS, THIS
PROXY WILL BE VOTED FOR THE ELECTION OF THE PROPOSED DIRECTORS.

It is urgent that each shareholder complete, date, sign, and mail this Proxy as soon as possible. Your vote is important!


Address Change? Mark Box   [ ]    Indicate changes below:   Dated and Signed ___________________________________, 2003
                                                                             ------------------------------------
                                                                             |                                  |
                                                                             ------------------------------------
                                                                             Signature(s) in Box
                                                                             Please sign as your name(s) appears above. When
                                                                             signing as attorney, executor, administrator,
                                                                             trustee, guardian, a officer of a corporation, or
                                                                             partner of a partnership, please provide the name of
                                                                             the entity on whose behalf you are signing and your
                                                                             title.

                                                                             PLEASE DO NOT FORGET TO DATE THIS PROXY.
